Exhibit 10.3

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 2nd day of June 2026 (the “Effective Date”), by and between MONARCH REMEDIATION AND PROCESSING I, LLC, a Texas limited liability company (the “Company”) and MONARCH R&P MANAGEMENT, LLC, a Texas limited liability company (“Manager”).

RECITALS

WHEREAS, the Company is in the business of oil remediation and processing; and

WHEREAS the Company has entered into that certain Site Operations Agreement (the “Operations Agreement”) with CA-2 Materials, Inc. (“CA-2 Materials”) whereby the Company has agreed to commission, startup, operate and maintain an oil remediation and processing center with wash plants located on real property leased by CA-2 Materials from W & P Development Corporation located in the San Jacinto River & Rail Park, 18511 Beaumont Highway, Houston, Harris County, Texas (the “Business”); and

Whereas, Dustin Rutherford (“Rutherford”) and J. Tyler Willis (“Willis”) are the sole members of Manager; and

WHEREAS, Manager, by and through Rutherford and Willis, possesses certain experience and expertise in the day-to-day management, supervision of operations, and administrative aspects of enterprises such as the Business; and

WHEREAS, the Company desires to engage Manager to operate the Business on behalf of the Company in its capacity as Operator under the Operations Agreement and Manager has agreed to do so, subject as hereinafter provided; and

WHEREAS, the Company and Manager desire to enter into this Agreement to specify in detail the management services that Manager will provide to the Company pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement. The Company hereby engages Manager, and Manager hereby accepts such engagement by the Company, to provide, by and through Rutherford and Willis, the Management Services (as defined in Section 2) upon the terms and conditions hereinafter set forth.

2. Management Services; Ultimate Authority. Manager, as an independent contractor, shall provide the day-to-day management of the Business on behalf of the Company in its capacity as operator of the Business, and shall perform certain operational, financial, technical, managerial, and administrative support services (collectively, the “Management Services”) in an efficient and competent manner for the benefit of the Company, in accordance with the terms of this Agreement. Manager represents and warrants to the Company that Manager will adhere to accepted management principles for the industry and all applicable statutory and regulatory requirements and will also exercise reasonable judgment in the performance of the Management Services. The Management Services shall include, without limitation, those services listed in Appendix A attached hereto.

3. Management Fee.

(a) As partial compensation for the Management Services described in Section 2 and for other consideration provided by Rutherford and Willis related to the formation and operation of the Company, sixty (60) days after the Effective Date the Company shall cause Vivakor, Inc. (“Vivakor”) to issue to Rutherford and Willis, as principals of Manager, shares of Vivakor common stock (NASDAQ: VIVK) having an aggregate value of Two Million Dollars ($2,000,000) ("Vivakor Common Stock"), valued based on the volume-weighted average trading price of the stock (the Valuation Price”) for the ten (10) trading days prior to the Effective Date hereof (the “Valuation Date”). Such compensation shall be deemed earned as and when the Vivakor Common Stock is issued and in no event shall either Willis or Rutherford be obligated to return such compensation, notwithstanding any subsequent termination of this Agreement, as a result of the default of Manager or otherwise. Notwithstanding the foregoing, Vivakor will not issue any Vivakor Common Stock to Willis or Rutherford if the issuance of such shares would cause either Willis or Rutherford to beneficially own more than 4.99% of the number of shares of the Vivakor Common Stock outstanding immediately after giving effect to the issuance of the shares of Vivakor Common Stock (the “Beneficial Ownership Limitation”). Willis and Rutherford may increase or decrease the Beneficial Ownership Limitation provisions of this Section, provided that the Beneficial Ownership Limitation may in no event exceeds 9.99% of the number of shares of the Vivakor Common Stock outstanding immediately after giving effect to the issuance of the shares of Vivakor Common Stock. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to Vivakor, Inc. In the event that after two (2) years from the Effective Date hereof, if as a result of the Beneficial Ownership Limitation Vivakor has not issued to Rutherford and Willis Vivakor Common Stock having an aggregate value of $2,000,000 (based on the Valuation Price), on or before thirty (30) days after the second anniversary of the Effective Date, the Company shall pay to Rutherford and Willis the difference between $2,000,000 and the value of Vivakor Common Stock issued to Rutherford and Willis based on the Valuation Price. Notwithstanding the above, unless previously approved by the majority of Vivakor’s shareholders, the Company may not require Vivakor to issue shares hereunder that exceeds 19.99% of Vivakor’s outstanding common stock.

(b) As additional compensation for the Management Services described in Section 2 hereof, the Company shall pay to Manager monthly during the Term (as hereinafter defined) of this Agreement a monthly management fee in the amount of $110,000.00.

(c) The Company shall also reimburse Rutherford and Willard for reasonable and documented business-related expenses incurred by either of them in connection with Manager providing the Management Services described in Appendix A.

4. Term. Unless sooner terminated in accordance with the provisions of Section 8 below, the term of this Agreement (the “Term”) shall commence on the Effective Date and continue so long as the Operations Agreement remains in effect. Upon such termination all rights and obligations of the parties herein shall terminate, except for any rights or obligations that have then accrued hereunder and the obligations of Manager pursuant to Section 5.

5. Termination.

(a) The Company may terminate this Agreement immediately for Cause. For purposes of this Agreement, “Cause” means (i) the death of both Rutherford and Willis, (ii) any embezzlement or wrongful diversion of funds or property of the Company by Manager, Rutherford or Willis or at its or their direction, (iii) malfeasance or gross neglect by Manager, Rutherford or Willis in the conduct of the Management Services and related duties, (iv) Manager’s willful failure to perform its duties, which continues for more than ten (5) business days following Manager’s receipt of written notice from the Company specifically describing such failure, (v) Manager’s breach of this Agreement (unless otherwise enumerated herein) and failure to cure such breach within ten (10) business days of receiving notice of the breach from the Company, provided if such breach is of a nature that cannot be cured with such 10-business day period, Manager’s failure to commence cure within such 10-business day period and diligently proceed to cure such failure, or (vi) any conviction of Manager, Rutherford or Willis of a felony or any crime of moral turpitude.

(b) Manager may terminate this Agreement if the Company fails to perform its obligations under this Agreement and such failure is not the result of the actions of Manager.

6. Confidentiality; Ownership of Information. Manager and its employees and agents shall have access to and become familiar with Confidential Information of the Company and/or its affiliates.

(a) For purposes of this Agreement, “Confidential Information” means any and all information, relating directly or indirectly to the Company and/or its affiliates acquired directly or indirectly through Manager’s engagement hereunder or previously acquired by Rutherford or Willis that is not generally ascertainable from public or published information or trade sources and that represents proprietary information of the Company and/or its affiliates.

(b) During Manager’s engagement hereunder and at all times thereafter, Manager shall not disclose or use in any manner, and shall cause its employees and agents to not disclose or use in any manner, directly or indirectly, the Confidential Information and shall use Manager’s best efforts and shall take all reasonable precautions to prevent the disclosure of any such Confidential Information.

(c) Such Confidential Information is and shall remain the sole and exclusive property and proprietary information of the Company or its affiliates, as the case may be, and is disclosed in confidence to Manager by such parties.

(d) Upon the expiration of the Term, Manager shall immediately turn over to the Company all documents, disks or other magnetic media, or other material in Manager’s possession or under Manager’s control that (i) may contain or be derived from Confidential Information, or (ii) are connected with or derived from Manager’s services to the Company hereunder. Manager shall not retain any Confidential Information in any form (e.g., computer hard drive, microfilm, etc.) upon the expiration of the Term or earlier termination of this Agreement.

7. Remedies; Injunction. In the event of a breach or threatened breach by Manager of Section 9 of this Agreement, Manager agrees that the Company, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law or in equity, shall be entitled to injunctive relief without the necessity of proving actual monetary loss in order to prevent or restrain any such breach by Manager or by Manager’s members, managers, officers, agents, representatives, servants, employees and/or any and all persons directly or indirectly acting for or with Manager. It is expressly understood between the parties that this injunctive or other equitable relief shall not be the Company’s exclusive remedy for any breach of this Agreement, and the Company shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof.

8. No Waiver of Breach. No failure by either party to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement or of the Company or to exercise a right or remedy hereunder, shall constitute a waiver. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other existing or subsequent breach.

9. Indemnification. Manager agrees to indemnify, defend and hold harmless the Company and its affiliates, agents and employees of and from any claims, losses, liabilities and demands of every kind and nature whatsoever, including reasonable attorneys’ and accountants’ fees and the costs of defending such claims, losses, liabilities and demands, arising as a result of Manager’s breach of this Agreement or in connection with any acts or omissions by Manager or any of its agents or employees in connection with this Agreement, to the extent such acts or omissions arise out of the gross negligence, fraud, intentional misconduct or willful misconduct of Manager.

10. Entire Agreement. This Agreement, including the Appendices and Exhibits attached hereto which are incorporated herein and made a part hereof in their entirety, as well as the Option Agreement and the Buy-Sell Agreement, constitutes the entire agreement between the parties hereto concerning the subject matter hereof. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

11. Independent Contractor. The parties hereto hereby acknowledge that Manager is and will be an independent contractor. Accordingly, Manager has the sole right to manage, control and direct the method, manner and means by which the Management Services are executed, and Wills has the sole right to manage, control and direct the method, manner and means by which the Consulting Services are executed, as long as the manner of execution meets with the terms and conditions in this Agreement. Nothing herein will be construed to create a partnership, agency, joint venture, or employer-employee relationship between Manager or Wills and the Company. Manager is not entitled to participate in any plans, arrangements or policies (including bonuses, vacations, sick leave, stock options, medical plans and other benefits) that the Company may provide or make available for its employees by operation of this Agreement alone. MANAGER RETAINS EXCLUSIVE LIABILITY FOR COMPLYING WITH ALL APPLICABLE LAWS GOVERNING MANAGER, INCLUDING PAYMENT OF SELF-EMPLOYMENT AND OTHER TAXES BASED ON THE COMPENSATION PROVIDED TO IT PURSUANT TO THIS AGREEMENT. MANAGER ACKNOWLEDGES AND AGREES THAT IT IS AN INDEPENDENT CONTRACTOR TO THE COMPANY. Manager hereby agrees to indemnify and hold the Company harmless from and against any and all taxes or contributions, including penalties and interest, applicable to Manager, respectively, as a result of entering into this Agreement and collecting payment of the Management.

12. Amendments. This Agreement may be amended at any time by the mutual agreement of the parties hereto, provided that, before any amendment shall be operative or valid, it shall have been reduced to writing and signed by the parties hereto and shall have been approved by the holders of a majority of the Stock.

13. Assignment. It is expressly understood by the parties hereto that this Agreement may not be assigned, or the obligations hereunder delegated, by any party without the prior written consent of the other parties, which consent may be withheld in their sole discretion.

14. Successors and Assigns. Subject to the provisions of this Agreement regarding assignment, each of the covenants and conditions of this Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the parties hereto.

15. No Third Party Beneficiaries. Nothing in this Agreement shall be construed as creating or giving rise to any rights in or to any third parties or any persons other than the parties hereto.

16. Notice. All notices, certificates, requests, financial information or other communications which may or are required to be given hereunder shall be in writing, shall be given either by personal delivery or by certified mail or overnight courier, and shall be deemed to have been duly given upon delivery (or, in the case of certified mail, attempted delivery) at the proper address, as follows:

Notice to Manager:	Monarch R&P Management, LLC 18511 Beaumont Highway Houston, Texas 77049
Attn: Dustin Rutherford

Notice to the Company:	Monarch Remediation & Processing I, LLC 18511 Beaumont Highway Houston, Texas 77049
Attn: Tyler Willis

The parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

17. Mutual Cooperation. The parties acknowledge that mutual cooperation and assistance are essential to the parties’ performance under this Agreement. Therefore, it shall be the duty of both parties to make all good faith efforts to fully cooperate in the performance of this Agreement. The Company’s duty of cooperation hereunder shall include, without limitation, (1) responding promptly to any requests by Manager for consents, authorizations or advice regarding its duties hereunder or the operations of the Company, and (2) providing in a timely fashion any funds that may be needed for the proper conduct of the Company’s business.

18. Governing Law; Venue. This Agreement and any disputes arising hereunder will be governed by, and interpreted and enforced in accordance with, the laws of the State of Texas, without regard to conflicts of law principles. In the event of any dispute arising out of or relating to this Agreement or any other document executed in connection therewith, the parties agree that the federal and state courts located in Harris County, Texas, shall have exclusive jurisdiction and venue to determine such dispute(s) and each party hereto hereby waives any objection to the applicable jurisdiction and venue provided for in this Section 20 in any such court and any claim that such forum is an inconvenient forum.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement, and any executed counterpart of a signature page to this agreement, may be transmitted by fax or e-mail, and delivery of an executed counterpart of a signature page to this Agreement by fax or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

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SIGNATURE PAGE TO MANAGEMENT SERVICES AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

THE COMPANY:

monarch remeidation & processing I, llc, a Texas limited liability company

By:
Name:
Title:

THE MANAGER:

MONARCH R&P MANAGEMENT, LLC, a Texas limited liability company

By:
Name:
Title:

Signature Page
To
Management Services Agreement

APPENDIX A

Manager shall manage the day-to-day operations of the Company (i.e. provide advisory, consultative, oversight and other direct services to the Company so as to achieve the directives of the Managers of the Company (the “Board”)), including, without limitation, performing the following services on behalf of the Company:

(1)	overseeing the commissioning and startup of oil remediation and processing center located on the Leased Premises;

(2)	managing the employees of the Company in performance by the Company of its obligations under the Operations Agreement;

(3)	consulting with the Board about employee relations matters, including compliance with law, compliance with the Company’s policies, Employee Retirement Income Security Act (“ERISA”), affirmative action, employee grievance, and other employee relations issues; hiring and firing personnel, rendering overall supervision of Company personnel in accordance with the Company’s policies and procedures, and administrating personnel payroll and benefits;

(4)	establishing and maintaining a system of accounts for the Company (on which the Manager and the Company shall have joint access) fully separate from any other businesses of the Manager;

(5)	advising the Company in writing as soon as reasonably possible when, in the Manager’s opinion, the Company is likely to need additional funds to meet current operating needs;

(6)	developing annual business plans and presenting same to the Company for review and approval;

(7)	administrating the billing and collection efforts of the Company;

(8)	administering and making disbursements and expense withdrawals from the accounts of the Company for the Company’s operations;

(9)	having tax returns prepared and timely filed on behalf of the Company;

(10)	managing the Company’s information technology systems and arranging for on-site maintenance and support by the Company’s employees or vendors;

(11)	negotiating commercial contracts;

(12)	developing the Business’s market, structuring transactions, and coordinating due diligence and closing transactions, subject to the approval of the Board; and

(13)	hiring and/or terminating the employment of employees of the Company in the ordinary course of business.

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